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                                                                     Exhibit 4.6



                           SIGHT RESOURCE CORPORATION

                         REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of the 20th day of July, 2001 (the "Effective Date"), by and among Sight Resource Corporation, a Delaware corporation (the "Company"), Carlyle Venture Partners, L.P. ("Carlyle"), C/S Venture Investors, L.P. ("C/S"), Carlyle U.S. Venture Partners, L.P.("Carlyle U.S.") and Carlyle Venture Coinvestment, L.L.C. ("Carlyle L.L.C." and together with Carlyle, C/S and Carlyle U.S., the "Carlyle Group").

                                    RECITALS

         WHEREAS, the Company entered into a certain Letter Agreement with the Carlyle Group dated May 21, 2001 (the "Letter Agreement"), with respect to a waiver of certain rights previously granted to the Carlyle Group in connection with a proposed transaction involving an equity financing and a merger among the Company, eyeshop.com, inc. and certain other individuals;

         WHEREAS, pursuant to the Letter Agreement, the Company granted Warrants dated July 20, 2001 to the Carlyle Group (the "Warrant") to purchase an aggregate of 1,000,000 shares of the Company's Common Stock (the "Warrant Shares"), subject to the terms and conditions specified therein;

         WHEREAS, pursuant to the Letter Agreement, the Company will issue an aggregate of 1,221,999 shares of the Company's Common Stock (the "Dividend Shares") to the Carlyle Group, subject to the terms and conditions specified therein;

         WHEREAS, pursuant to the Letter Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Carlyle Group and their direct and indirect transferees upon the terms and conditions set forth herein; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                             ARTICLE 1. DEFINITIONS

Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Stock Purchase Agreement dated as of April 1, 1999 among the Company and the Carlyle Group as amended by the Letter Agreement. For the purposes of this Agreement:

          "Affiliate" has the meaning ascribed to that term in Rule 12b-2 under the Exchange Act (as defined below), or any successor rule.

          "Common Stock" means the common stock, par value $.01 per share, of the Company.

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          "Commission" means the U.S. Securities and Exchange Commission or any other governmental authority from time to time administering the Securities Act (as defined below).

          "DTC" means the Depository Trust Company.

          "Effectiveness Period" means the period commencing on July 20, 2001 and ending on January 20, 2009.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute and the rules and the regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

         "Holder" means any Person owning or having the right to acquire Registrable Securities, including an Affiliate or any successor, assignee or transferee of any Carlyle Group or a holder that has received Registrable Securities in accordance with Article 13 hereof.

           "NASD" means the National Association of Securities Dealers, Inc.

          "Person" means any natural person, firm, partnership, association, corporation, company, joint venture, unincorporated association, trust, business trust, government or department or agency of a government, limited liability company or other entity.

          "Prospectus" means the prospectus included in any Registration Statement (including without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering or any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

          "Register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement, or, as the context may require, under the Exchange Act or applicable state securities laws.

          "Registrable Securities" means (a) the shares of Common Stock received by the Carlyle Group as Dividend Shares pursuant to the Letter Agreement, (b) Warrant Shares issued to any Holder upon exercise of the Warrant, and (c) any capital stock or other securities of the Company issued or issuable with respect to the Common Stock: (i) upon any conversion or exchange thereof, (ii) by way of stock dividend or other distribution, stock split or reverse stock split, or
(iii) in connection with a combination of shares, recapitalization, sale, merger, consolidation, exchange offer or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (B) such securities become eligible to be distributed to the public in reliance upon Rule 144 (or any successor provision) under the Securities Act, provided that at the time such securities are proposed to be disposed of, they may be sold under Rule 144 without

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any limitation on the amount of such securities which may be sold or (C) they shall have ceased to be outstanding.

          "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Articles 2, 3 and 4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all the Holders in an amount not to exceed $15,000 and blue sky fees (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company); provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriter's commissions or discounts attributable to resale of the Registrable Securities.

          "Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "Rule 144" means Rule 144 (or any successor provision) under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

          "Special Registration" means the registration of shares of equity securities and/or options or other rights in respect thereof to be offered solely to directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Company or its direct or indirect Subsidiaries, solely on Form S-8 or any successor form, a registration on Form S-4 with respect to any merger, consolidation or acquisition, or a registration on another form not available for registering Registrable Securities for sale to the public.

          "Underwritten Registration" or "Underwritten Offering" means a registration in which securities of the Company (including Registrable Securities) are sold to an underwriter for reoffering to the public.

                         ARTICLE 2. SHELF REGISTRATION

                  (a) Right to Shelf Registration. Commencing one (1) year from the date hereof, and within 45 days after receipt of written notice from the Carlyle Group, the Company shall prepare and file with the SEC a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration") registering the resale from time to time by the Carlyle Group and the Holders of all of the Registrable Securities; provided, however, that in no event shall the Company be obligated to effect a Shelf Registration pursuant to this Section 2(a) on more than one occasion in any 12-month period. The Registration Statement for any Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by each Holder in the manner or manners designated by them, including an underwritten offering. The Company shall use its best efforts to cause the Shelf Registration to become effective under the Act as

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promptly as is practicable and to keep the Shelf Registration continuously effective under the Securities Act until the earlier of (i) the expiration of the Effectiveness Period or (ii) the consummation of the disposition by the Holders of all the Registrable Securities covered by such Registration Statement. If the Shelf Registration ceases to be effective for any reason at any time prior to the end of the Effectiveness Period (other than because all Registrable Securities shall have been sold or shall have ceased to be Registrable Securities), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration in a manner reasonable expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration covering all of the Registrable Securities then outstanding (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use all reasonable efforts to cause the Subsequent Shelf Registration to become effective as promptly as is practicable after such filing and to keep such registration statement continuously effective until the end of the Effectiveness Period.

                       ARTICLE 3. PIGGYBACK REGISTRATION

         (a) Inclusion in Piggyback Registration. If the Company at any time, proposes to register any of its securities under the Securities Act (other than pursuant to a Special Registration), whether or not for sale for its own account, (a "Company Registration"), it shall each such time, prior to such filing, give prompt written notice to all Holders of Registrable Securities of its intention to do so and, upon the written request of any Holder of Registrable Securities given to the Company within twenty (20) days after the Company has provided such notice (which request shall state the intended method of disposition of such Registrable Securities), the Company shall use reasonable efforts to cause all Registrable Securities that the Company has been requested by the Holders thereof to register to be so registered under the Securities Act to the extent necessary to permit their disposition in accordance with the intended methods of distribution specified in the request of such Holder or Holders and in accordance with Section 3(c). The notice provided by the Company to Holders shall specify the minimum and maximum proposed offering price and the name of the proposed underwriter in connection with the offering, the timing of the proposed offering and other relevant information, as applicable.

         (b) Terms of Underwriting. In connection with any offering under this
Article 3 involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such offering unless the Holder thereof accepts the terms and enters into an underwriting agreement, if any, of the underwriting as agreed upon between the Company and the underwriters selected by it provided that such terms must be reasonably satisfactory in substance and form to the Holder and consistent with this Agreement, and then only in such quantity as will not, in the opinion of the managing underwriter, jeopardize the success of the offering by the Company.

         (c) Allocation. If any Company Registration involves an underwritten offering and the managing underwriter of such offering shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the largest number that can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include Registrable Securities in such registration in the amount as

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is determined in good faith by the managing underwriters in the case of a underwritten public offering; provided, however, that such calculation shall not treat Registrable Securities in any manner differently than any other registrable securities of the Company, absent agreement to the contrary

         If any Holder does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with
Section 3(c).

         For purposes of this Article 3, in any circumstance in which all of the Registrable Securities requested to be included in a registration on behalf of the Holders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities that may be so included, the number of shares of Registrable Securities that may be so included shall be allocated among the Holders requesting inclusion of shares such that the selling Holders of the Registrable Securities shall have their shares included pro rata on the basis of the aggregate number of shares of Registrable Securities that all Holders had requested to be included in the registration; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities to be included in such registration. If any Holder does not request inclusion of the maximum number of shares of Registrable Securities allocated to such person pursuant to the above-described procedure, the remaining portion of such person's allocation shall be reallocated among those requesting Holders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities held by such Holders that such Holders had requested to be included in the registration, and this procedure shall be repeated until all of the shares of Registrable Securities which may be included in the registration on behalf of the Holders have been so allocated. Notwithstanding the foregoing provisions, the Company may withdraw any Registration Statement referred to in this Article 3 without thereby incurring any liability to the Holders (but the Company shall nevertheless pay the Registration Expenses in connection therewith). If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration but the reallocation provisions of this Section 3(c) shall continue to apply to such Registrable Securities.

                       ARTICLE 4. ALLOCATION OF EXPENSES

The Company will pay all Registration Expenses of all registrations under this Agreement.

                     ARTICLE 5. OBLIGATIONS OF THE COMPANY

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If and whenever the Company is required to use best efforts to effect the registration under the Securities Act of any Registrable Securities pursuant to Articles 2 and 3 of this Agreement, the Company shall:

         (a) file with the Commission, as soon as practicable, a Registration Statement with respect to such Registrable Securities, make all required filings with the NASD and any other applicable exchange, and use best efforts to cause such Registration Statement to become effective at the earliest possible date and remain effective;

         (b) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith and such other documents as may be necessary to keep the Registration Statement effective until the earlier of (i) the expiration of the Effectiveness Period or (ii) the consummation of the disposition by the Holders of all the Registrable Securities covered by such Registration Statement and otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

         (c) furnish to each seller of such securities the number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case, including all exhibits and the numbers of copies of the Prospectus included in such Registration Statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

         (d) use its reasonable efforts to register or qualify and cooperate with the Holders of Registrable Securities, the underwriters and their respective counsels in connection with the registration or qualification (or exemption from such registration or qualification) of the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each seller shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

         (e) in connection with an underwritten public offering only, furnish to each underwriter in a signed counterpart, addressed to the underwriters, of

               (i) an opinion of counsel for the Company experienced in securities law matters, dated the effective date of the Registration Statement, and
               (ii) a letter from the independent public accountants retained by the Company, addressed to the underwriters stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the Prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five




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(5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

               (f) immediately notify each Holder of Registrable Securities and each underwriter under such registration statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the Prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such Holder a reasonable number of copies of a Prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

               (g) comply with all applicable rules and regulations under the Securities Act and Exchange Act;

               (h) promptly notify each Holder of Registrable Securities covered by such Registration Statement, their counsel and the underwriters (i) when such Registration Statement, or any post-effective amendment to such Registration Statement, shall have become effective, or any amendment of or supplement to the Prospectus used in connection therewith shall be filed, (ii) of any request by the Commission to amend such Registration Statement or to amend or supplement such Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation or threatening of any proceedings for any of such purposes, (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes and (v) if at any time when a Prospectus is to be required by the Securities Act to be delivered in connection with the sale of the Registrable Securities, the representations and warranties of the Company contained in any agreement (including the underwriting agreement contemplated in Section 6(b) below), to the knowledge of the Company, cease to be true and correct in any material respect;

               (i) cooperate with the Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends whatsoever and shall be in a form eligible for deposit with DTC, and enable such Registrable Securities to be in such denominations and registered in such names as the underwriters, if any, or Holders may reasonably request at least two (2) business days prior to any sale of Registrable Securities in a firm commitment underwritten public offering;


               (j) use its reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with, and to obtain the consent or approval of, each governmental agency or authority, whether federal, state, local or foreign, which may be required to effect such registration or the offering or sale in connection therewith or to enable the sellers

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to offer, or to consummate the disposition of, the Registrable Securities subject to such Registration Statement, except as may be required solely as a consequence of the nature of such seller's business, in which case the Company will cooperate with all reasonable respects with the filing of the Registration Statement and the granting of such approvals;

               (k) prior to the effective date of the Registration Statement,
(i) provide the registrar for the Common Stock or such other Registrable Securities with printed certificates for such securities in a form eligible for deposit with DTC and (ii) provide a CUSIP number for such securities;

               (l) the Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus used in connection therewith, which refers to any seller of any securities covered thereby by name, or otherwise identifies such seller as the holder of any securities of the Company, without the consent of such seller, such consent not to be unreasonably withheld, except that no such consent shall be required for any disclosure that is required by law.

         In connection with each registration hereunder, the Holders of Registrable Securities will furnish to the Company in writing such information required by the Company with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with Federal and applicable state securities laws. The Company shall not be obligated to register the Registrable Securities of any Holder who fails promptly to provide to the Company such information as the Company may reasonably request at the time to enable the Company to comply with applicable laws or regulations or to facilitate preparation of the registration statement, including any information that the Holder fails to provide on the basis that such information would violate any law or any contractual arrangement.

                       ARTICLE 6. UNDERWRITTEN OFFERINGS

The provisions of this Article 6 do not establish additional registration rights but instead set forth procedures applicable, in addition to those set forth in Articles 2 and 3, to any registration that is an underwritten offering.

               (a) Underwritten Offerings Exclusive. Whenever a request for Registration is for an underwritten offering, only securities that are to be distributed by the underwriters may be included in the Registration.

               (b) Underwriting Agreement. If requested by the underwriters for any underwritten offering by Holders pursuant to a request for Registration, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company and Holders of a majority of the Registrable Securities to be covered by such registration and to the underwriters and to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type.

               (c) Selection of Underwriters. The Company shall have the right to select any underwriters to administer any underwritten offerings hereunder, subject to the consent of the


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Holders of a majority of the Registrable Securities to be registered pursuant to such offering, which shall not be unreasonably withheld.

                ARTICLE 7. PREPARATION, REASONABLE INVESTIGATION

In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, the Company shall give the Holders of Registrable Securities to be so registered and their underwriters, if any, and their respective counsel and accountants, such access to all pertinent financial, corporate, and other documents and properties of the Company and its Subsidiaries, and such opportunities to discuss the business of the Company with its officers, directors, employees and the independent public accountants who have issued audit reports on its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                         ARTICLE 8. OTHER REGISTRATIONS

If and whenever the Company is required to use its best efforts to effect the registration under the Securities Act of any Registrable Securities pursuant to Articles 2 or 3, and if such registration shall not have been withdrawn or abandoned, the Company shall not be obligated to and shall not file any Registration Statement with respect to any of its securities (including Registrable Securities) under the Securities Act (other than a Special Registration), whether of its own accord or at the request or demand of any holder or holders of such securities, until a period of 90 days shall have elapsed from the effective date of such previous registration, provided that the Company shall not be excused from filing a Registration Statement by virtue of this Article 8 more than once in a 360 day period.

                   ARTICLE 9. CERTAIN OBLIGATIONS OF HOLDERS

               (a) The Company may require each Holder of any Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder and the intended method of disposition of such securities as the Company may from time to time reasonably request and as shall be required to effect the registration of such Holder's Registrable Securities. Each such Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

               (b) Each Holder of Registrable Securities covered by a Registration Statement agrees that, upon receipt of any notice from the Company pursuant to Section 5(h), such Holder will promptly discontinue the disposition of Registrable Securities pursuant to such Registration Statement until such Holder shall have received, in the case of clause (i) of Section 5(h), notice from the Company that such Registration Statement has been amended, as contemplated by Section 5(h), and, in the case of clause (ii) of Section 5(h), copies of the supplemented or amended Prospectus contemplated by Section 5(h). If so directed by the Company, each Holder will deliver to the Company all copies, other than permanent file copies, in such Holder's possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in

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Section 5(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such Registration Statement shall have received copies of the supplemented or amended Prospectus covering such Registrable Securities contemplated by Section 5(h).

                  ARTICLE 10. INDEMNIFICATION AND CONTRIBUTION

               (a) In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Holder of such securities, its directors, officers, and employees, each other Person who participates as an underwriter, broker or dealer (each a "Participating Person") in the offering or sale of such securities, and each other person, if any, who controls such Holder, or such Participating Person (each a "Controlling Person") within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities, joint or several, to which such Holder or any such director, officer, employee, Participating Person, or Controlling Person may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof), including any of the foregoing incurred in settlement of any litigation commenced or threatened, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any Prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall reimburse such Holder and each such director, officer, employee, Participating Person, and Controlling Person for any reasonable legal or any other reasonable expenses, in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred, whether or not resulting in any liability; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus, Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Holder, Participating Person or Controlling Person specifically for use in the preparation thereof. The indemnity agreement contained in this
Article 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company.

               (b) In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, each Holder of such Registrable Securities, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities, joint or several, to which the Company, such directors and officers, underwriters, or controlling Persons may become subject under the Securities Act, Exchange Act, state securities or blue sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) arise out of or are based

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upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such Holder furnished in writing to the Company by or on behalf of such Holder for use in connection with the preparation of such Registration Statement, preliminary prospectus, Prospectus, amendment, or supplement; provided, however, that the liability of each such Holder hereunder shall be in proportion to and limited to the gross amount received by such Holder from the sale of Registrable Securities sold in connection with such registration.

               (c) Each party entitled to indemnification under this Article 10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article 10, except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests or conflicts between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

               (d) If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an Indemnified Party, other than by reason of the exceptions provided in this Article 10, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by the Indemnifying Party as a result of such losses, claims, damages liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders of Registrable Securities covered by the Registration Statement in question and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       ARTICLE 11. INDEMNIFICATION WITH RESPECT TO UNDERWRITTEN OFFERING

In the event that Registrable Securities are sold pursuant to a Registration Statement in an underwritten offering, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

           ARTICLE 12. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell Registrable Securities of the Company to the public without Registration, the Company agrees to use its reasonable efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

               (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to any Holder, so long as such Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act, any other such applicable reporting requirements under the Securities Act and all applicable reporting requirements under the Exchange Act,
(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without Registration or pursuant to such form.

                ARTICLE 13. SUCCESSORS, ASSIGNS AND TRANSFEREES

This Agreement shall be binding upon and shall inure to the benefit of each party hereto, and their respective successors, assigns and transferees. The Carlyle Group or any other Holder under this Agreement may assign its rights under this Agreement only to (i) an Affiliate, (ii) other successors, assigns and transferees of Carlyle L.L.C., Carlyle, C/S, or Carlyle U.S., or (iii) any Holder of not less than the lesser of ten percent (10%) of the Warrant Shares and the Dividend Shares originally held by the Carlyle Group or all the remaining shares of Registrable Securities held by the assignor (or such lesser amount of total Registrable Securities held by the assignor) (subject to adjustment for stock splits, stock dividends and the like); provided, however, that the Company is given written notice from the Carlyle Group or any such Holder at the time of such transfer stating the name and address of the transferee or assign and identifying the securities with respect to which the rights hereunder are being transferred. As a condition to the effectiveness of any transfer permitted hereunder (i) the transferee or assign shall agree, in writing, to be bound by the provisions of this Agreement and (ii) the Company shall be given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assign and identifying the securities with respect to which such registration rights are being assigned. Provided that the Carlyle Group or any Holder and any transferee or assignee has complied with the foregoing conditions, this Agreement shall survive any transfer of Registrable Securities to and shall inure to the benefit of an Affiliate or such other successors, assigns and transferees of the Carlyle Group or any such Holder.

                           ARTICLE 14. MISCELLANEOUS

               (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders in this Agreement.

               (b) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

               (c) Termination. This Agreement shall terminate upon the earlier to occur of (i) the Registrable Securities held by the Carlyle Group cease to be Registrable Securities or (ii) the expiration of the Effectiveness Period.

               (d) Notices. All notices and other communications required or permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed to the Company, Carlyle Group (or to any other Holder not a party hereto on the date hereof, to the address of such Holder in the stock record books of the Company), as the case may be, at their respective addresses set forth below:

               If to the Company:           Sight Resource Corporation
                                            6725 Miami Avenue
                                            Cincinnati, Ohio 45203-54243
                                            Attn:  Chief Executive Officer

                  with a copy to:           Mintz, Levin, Cohn, Ferris,
                                            Glovsky and Popeo, P.C.
                                            One Financial Center
                                            Boston, MA  02111
                                            Attn: Lewis J. Geffen, Esq.
                                            Fax:  (617) 542-2241

         If to the Carlyle Group:           Carlyle Venture Partners, L.P.
                                            1001 Pennsylvania Avenue, NW
                                            Suite 220 South
                                            Washington, DC 20004
                                            Attn: Ryan Schwarz

                                            Fax: (202) 347-1818

                  with a copy to:           Wilmer, Cutler & Pickering
                                            1445 M Street, NW
                                            Washington, DC 21202
                                            Attn:  John B. Watkins, Esq.
                                            Fax: (202) 663-6363

All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (a) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (b) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communications was delivered to such delivery service, and (c) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail. Any notice delivered to a party hereunder shall be sent simultaneously, by the same means, to such party's counsel as set forth above.

               (e) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby.

               (f) Amendments and Waivers. This Agreement may be amended as to the Holders and their successors and assigns (determined as provided in Article
14), and the Company may take any action herein prohibited, or omit to perform any act required to be performed by it, only if the Company shall obtain the written consent of the Holders of 2/3 of the Registrable Securities. This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party; provided, however, that any consent required by the Holders shall require the consent in writing of no less than the Holders of 2/3 of the Registrable Securities.

               (g) Headings; Counterparts. Headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

               (h) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to conflicts of law principles.

               (i) No Third Party Beneficiaries. Except as provided by Articles 11 and 14, nothing contained in this Agreement is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns and transferees, any benefit, right or remedies under or by reason of this Agreement.

               (j) Consent to Jurisdiction. Each of the parties hereto irrevocably submits to the personal exclusive jurisdiction of the United States District Court for the District of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and, to the extent permitted under applicable rules of procedure, agrees not to commence any action, suit or proceeding relating hereto except in such court). Each of the parties hereto further agrees that service of any process, summons, notice or document hand delivered or sent by registered mail to such party's respective address set forth in Section 14(d) will be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

                             Signature Page Follows

         IN WITNESS WHEREOF, the Company and the Carlyle Group have caused this Agreement to be executed in their names by their duly authorized officers or representatives effective as of the date first above written.

                                       THE COMPANY:

                                       SIGHT RESOURCE CORPORATION

                                       By:    /s/ Carene S. Kunkler
                                          --------------------------------------
                                       Name:  Carene S. Kunkler
                                       Title: President


                                       THE CARLYLE GROUP:

                                       CARLYLE VENTURE PARTNERS, L.P.

                                       By:    /s/ Robert E. Grady
                                          --------------------------------------
                                       Name:  Robert E. Grady
                                       Title: Managing Director

                                       C/S VENTURE INVESTORS, L.P.

                                       By:    /s/ Robert E. Grady
                                          --------------------------------------
                                       Name:  Robert E. Grady
                                       Title: Managing Director


                                       CARLYLE U.S. VENTURE PARTNERS, L.P.
                                       -----------------------------------


                                       By:    /s/ Robert E. Grady
                                          --------------------------------------
                                       Name:  Robert E. Grady
                                       Title: Managing Director


                                       CARLYLE VENTURE COINVESTMENT, L.L.C.
                                       -----------------------------------------


                                       By:    /s/ Robert E. Grady
                                          --------------------------------------
                                       Name:  Robert E. Grady
                                       Title: Managing Director